Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-290705) on Form S-8 of Commercial Bancgroup, Inc. of our report dated March 24, 2026, relating to the consolidated financial statements of Commercial Bancgroup, Inc., appearing in this Annual Report on Form 10-K of Commercial Bancgroup, Inc. for the year ended December 31, 2025.

/s/ Mauldin & Jenkins, LLC

Chattanooga, Tennessee

March 24, 2026

200 W. MARTIN LUTHER KING BLVD, SUITE 1100 ● CHATTANOOGA, TENNESSEE 37402 ● 423-756-6133 ● FAX 423-756-2727 ● www.mjcpa.com

MEMBERS OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS